                                                                   EXHIBIT 11.1,
                                                                     PAGE 1 OF 2

                        COMPUTER LEARNING CENTERS, INC.
                 COMPUTATION OF EARNINGS PER SHARE -- UNAUDITED
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
            SEE NOTE 2 OF NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                                                           FOR THE YEAR ENDED JANUARY 31,
                                                                     -------------------------------------------
                                                                                                       1996
                                                                         1995           1996       SUPPLEMENTAL
                                                                     PRO FORMA (1)  PRO FORMA (1)  PRO FORMA (1)
                                                                     -------------  -------------  -------------
Income from continuing operations..................................   $     1,187    $     2,919    $     3,069
                                                                                                   -------------
                                                                                                   -------------
Income (loss) from discontinued operations.........................         1,901         (1,065)
                                                                     -------------  -------------
Net income.........................................................   $     3,088    $     1,854
                                                                     -------------  -------------
                                                                     -------------  -------------
Weighted average number of common shares outstanding:
  Preferred shares converted to common stock.......................     1,826,205      1,755,697      1,755,697
  Common stock.....................................................        16,633      1,581,984      1,581,984
  Common stock equivalents:
    Employee stock options.........................................       270,049        232,382        232,382
    Nonqualified stock options.....................................         7,466          7,499          7,499
    Directors shares...............................................       --               1,620          1,620
Number of shares required to be sold to retire the following (2)
  Bank debt of $5,500,000..........................................       --             --             292,465
  Convertible subordinated debt of $4,000,000......................       --             --             212,702
  Subordinated notes to certain preferred stockholders of
   $4,111,400......................................................       616,654        218,626        218,626
                                                                     -------------  -------------  -------------
Weighted average common shares outstanding.........................     2,737,007      3,797,808      4,302,975
                                                                     -------------  -------------  -------------
Pro forma income per share from continuing operations..............   $      0.43    $      0.77    $      0.71
                                                                                                   -------------
                                                                                                   -------------
Pro forma income (loss) per share from discontinued operations.....   $      0.69    $     (0.28)
                                                                     -------------  -------------
Pro forma net income per share.....................................   $      1.12    $      0.49
                                                                     -------------  -------------
                                                                     -------------  -------------

- ------------------------
(1) After giving pro forma effect to the conversion of Class D Convertible Preferred Stock, Class B Convertible Preferred and Class A Convertible Preferred Stock into Common Stock at 1:0.408, 1:0.369 and 1:0.314, respectively, and the Reverse Stock Split.

(2) Based upon an assumed price of $8.50 per share.

                                                                   EXHIBIT 11.1,
                                                                     PAGE 2 OF 2

                        COMPUTER LEARNING CENTERS, INC.
                 COMPUTATION OF EARNINGS PER SHARE -- UNAUDITED
                (DOLLARS IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
            SEE NOTE 2 OF NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                                                                          FOR THE SIX MONTHS ENDED JULY 31,
                                                                     -------------------------------------------
                                                                         1995           1996           1996
                                                                     PRO FORMA (1)     PRIMARY     FULLY DILUTED
                                                                     -------------  -------------  -------------
Income from continuing operations..................................   $       909    $     2,464    $     2,464
Income from discontinued operations................................        (1,065)       --             --
                                                                     -------------  -------------  -------------
Net income (loss)..................................................   $      (156)   $     2,464    $     2,464
                                                                     -------------  -------------  -------------
                                                                     -------------  -------------  -------------
Weighted average number of common shares outstanding:
  Preferred shares converted to common stock.......................     1,826,205        --             --
  Common stock.....................................................       702,632      4,276,798      4,276,798
  Common stock equivalents:
    Employee stock options.........................................       270,514        230,329        333,872
    Nonqualified stock options.....................................         7,467         41,369         71,935
    Directors stock options........................................            72          7,839         11,883
    Subscription notes receivable..................................       --              24,867         43,730
Number of shares required to be sold to retire the following (2)
  Subordinated notes to certain preferred stockholders of
   $4,111,400......................................................       440,875        --             --
                                                                     -------------  -------------  -------------
Weighted average common shares outstanding.........................     3,247,765      4,581,202      4,738,218
                                                                     -------------  -------------  -------------
Income per share from continuing operations........................                  $      0.54    $      0.52
                                                                                    -------------  -------------
                                                                                    -------------  -------------
Pro forma income per share from continuing operations..............   $      0.28
Pro forma income per share from discontinued operations............   $     (0.33)
                                                                     -------------
Pro forma net income per share.....................................   $     (0.05)
                                                                     -------------
                                                                     -------------

- ------------------------
(1) After giving pro forma effect to the conversion of Class D Convertible Preferred Stock, Class B Convertible Preferred and Class A Convertible Preferred Stock into Common Stock at 1:0.408, 1:0.369 and 1:0.314, respectively, and the Reverse Stock Split.

(2) Based upon an assumed price of $8.50 per share.